EXHIBIT 99.1

AgEagle Aerial Systems, Inc. Announces Pricing of $4.2 Million Registered Direct Offering and Concurrent Private Placement

WICHITA, KS / ACCESSWIRE / June 6, 2023 / AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full stack flight hardware, sensors and software for commercial and government use, today announced the pricing of 16,720,000 shares of common stock and 25,080,000 common stock purchase warrants (the “common warrant”) to purchase 25,080,000 shares of common stock at a combined price of $0.25 per share and accompanying common warrants for aggregate gross proceeds of approximately $4.2 million, before deducting placement agent fees and other offering expenses. The warrants will have an exercise price of $0.38 per share, will be initially exercisable beginning six months following the date of issuance and will expire five years from the initial exercise date.

The closing of the offering is expected to occur on or about June 8, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

The shares of common stock will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252801) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective by the SEC on May 6, 2021. The common warrants will be issued in a concurrent private placement. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and once filed, will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The private placement of the common warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and will not be registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:

Gateway Investor Relations

Matt Glover or Cody Cree

Phone: 949-574-3860

Email: UAVS@gatewayIR.com

Media: Email: media@ageagle.com

SOURCE: AgEagle Aerial Systems, Inc.